Exhibit 99.1
CVR Energy Reports Fourth Quarter and Full Year Results
SUGAR LAND, Texas (March 2, 2011) — CVR Energy, Inc. (NYSE: CVI) today reported net income of $14.3 million for the full year of 2010, or 16 cents per fully diluted share, and net income of $2.3 million for the fourth quarter 2010, or 3 cents per fully diluted share, on full year net sales of $4,079.8 million and fourth quarter net sales of $1,148.2 million.
The 2010 results compare to net income for the full year 2009 of $69.4 million, or 80 cents per fully diluted share, and fourth quarter 2009 net income of $9.5 million, or 11 cents per fully diluted share. The 2009 results came on net sales of $3,136.3 million for the full year and net sales of $921.9 million in the fourth quarter.
Operating income for the full year in 2010 was $93.1 million, compared to $208.2 million in 2009. The company reported a fourth quarter 2010 operating income of $34.8 million, compared to operating income of $19.6 million for the fourth quarter 2009.
“Margins, led by demand in PADD II, Group 3, rebounded from cyclical lows in the first quarter to more historically normal levels at year end,” said Chief Executive Officer Jack Lipinski. “Despite the economic challenge, 2010 was truly a transformational year for the company.
“We refinanced our debt through issuance of $500 million in senior secured notes,” he said. “Our facilities operated at lower cost than most of our peers and with our major capital program behind us, we ended the year with nearly $200 million in cash even after voluntarily paying down $27.5 million of our newly issued bonds. Our net cash flow for the year was $163.0 million.
“With a modest capital outlay forecast, debt refinanced and much improved market conditions, we have the flexibility and means to pursue a variety of opportunities to further build shareholder value,” Lipinski said.
Several items affected fourth quarter and full year 2010 and 2009 net income and earnings per share. These items included impacts from expenses or reversals thereof for share-based compensation, net of taxes, amounting to $30.1 million for all 2010 compared to $7.3 million for the same item in 2009, and a favorable impact from first-in/first-out (FIFO) accounting, net of taxes, of $19.1 million in 2010 versus a favorable FIFO impact, net of taxes, of $41.0 million in 2009.

For the fourth quarter 2010, the impact of share-based compensation, net of taxes, was $23.4 million and share-based compensation, net of taxes, was a reversal of $13.0 million in the fourth quarter 2009. The FIFO impact, net of taxes, in the fourth quarter 2010 was a favorable $17.8 million compared to a favorable $12.4 million in the fourth quarter 2009.
In addition, the company recorded in 2010 a loss on extinguishment of debt, net of taxes, of $10.0 million, versus $1.3 million, net of taxes, for the same category in 2009.
CVR Energy also had in 2010 a loss on disposition of assets associated with an asset write-off during a major scheduled turnaround as well as a capital project written off of $1.6 million, net of taxes, and major scheduled turnaround expense, net of taxes, of $2.9 million in 2010. No similar items were recorded for 2009.
Revised to include the above items net of tax impact, adjusted net income for the full year 2010 was $39.8 million, or 46 cents per fully diluted share, and adjusted net income for the fourth quarter 2010 was $12.2 million, or 14 cents per fully diluted share. The 2010 results compare to adjusted net income of $37.0 million, or 43 cents per fully diluted share, for the full year 2009, and a net loss of $15.0 million, or a loss of 17 cents per diluted share, for the fourth quarter 2009.
Petroleum Business
The petroleum business reported operating income for the full year 2010 of $104.6 million on net sales of $3,903.8 million and for the fourth quarter 2010 posted operating income of $60.4 million on net sales of $1,109.6 million. This compares to operating income of $170.2 million for the full year 2009 on net sales of $2,934.9 million and an operating income in the fourth quarter 2009 of $9.0 million on net sales of $883.2 million.
The 2010 fourth quarter operating income was favorably impacted by FIFO accounting in the amount of $29.6 million, compared to a favorable FIFO impact of $20.5 million, in the fourth quarter 2009. For the full year 2010, the favorable FIFO impact was $31.7 million, versus a favorable FIFO impact of $67.9 million, for the full year in 2009.
Crude throughput for the full year of 2010 averaged a record 113,365 barrels per day (bpd), and for the fourth quarter 2010 crude throughput averaged 116,361 bpd. These figures compare to an average crude throughput of 108,226 bpd for the full year in 2009. Including all feedstocks and blendstocks, total throughput in 2010 averaged 123,715 bpd for the full year and 130,832 bpd for the fourth quarter.
Gross profit per barrel was $3.54 for the full year 2010 and $7.15 in the fourth quarter. Refining margin per barrel adjusted for FIFO impact, a non-GAAP measure, was $8.07 for the full year 2010 and $9.54 for the fourth quarter (see footnote 11 in the accompanying tables).
Direct operating expenses per barrel sold (exclusive of depreciation and amortization) were $3.32 for the full year 2010, compared to $3.21 for the full year 2009. For the fourth quarter 2010, direct operating expenses were $3.07 per barrel sold, compared to $3.20 per barrel sold in the fourth quarter of 2009.

Nitrogen Fertilizer Business
Nitrogen fertilizer operations reported 2010 full year operating income of $20.4 million on net sales of $180.5 million, compared to full year operating income of $48.9 million in 2009 on net sales of $208.4 million. For the fourth quarter 2010, reflecting a major scheduled turnaround and an unplanned equipment outage at the UAN plant, the nitrogen fertilizer business had an operating loss of $9.7 million on net sales of $39.4 million compared to operating income of $7.0 million on net sales of $39.3 million in the fourth quarter of 2009.
The nitrogen fertilizer plant produced 155,600 net tons of ammonia available for sale during 2010, compared to 156,600 net tons in 2009, and for the fourth quarter of 2010 produced 37,700 net tons of ammonia available for sale compared to 39,300 net tons in the fourth quarter of 2009. The plant produced 578,300 tons of UAN during the full year of 2010 compared to 677,700 tons in 2009, and 77,800 tons of UAN in the fourth quarter 2010 compared to 176,600 tons in the fourth quarter of 2009.
For the full year 2010, average realized sales prices for ammonia and UAN were $361 per ton and $179 per ton respectively, compared to $314 per ton and $198 per ton respectively in 2009. For the fourth quarter 2010, average realized sales prices for ammonia and UAN were $491 per ton and $171 per ton respectively, compared to $303 and $132 per ton for the same period in 2009.
On-stream factors for the nitrogen fertilizer business in 2010 were impacted by downtime associated with a third-party air separation unit outage, the rupture of a high-pressure vessel and a major scheduled turnaround in the fourth quarter. Without these impacts, on-stream factors for the full year 2010 would have been 97.6 percent for the gasifier, 96.8 percent for the ammonia synthesis loop, and 96.1 percent for the UAN plant.
# # #
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the Securities Exchange Commission. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.
About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy, Inc.’s subsidiary and affiliated businesses include an independent refiner that operates a 115,000 barrel per day refinery in Coffeyville, Kan., and markets high value transportation fuels supplied to customers through tanker trucks and pipeline terminals; a crude oil gathering system serving central Kansas, Oklahoma, western Missouri and southwest Nebraska; an asphalt and refined fuels storage and terminal business in Phillipsburg, Kan.; and through a limited partnership, an ammonia and urea ammonium nitrate fertilizer business located in Coffeyville, Kan.
For further information, please contact:

Investor Relations:	Media Relations:
Stirling Pack, Jr.	Steve Eames
CVR Energy, Inc.	CVR Energy, Inc.
281-207-3464	281-207-3550
InvestorRelations@CVREnergy.com	MediaRelations@CVREnergy.com

CVR Energy, Inc.
The following tables summarize the financial data and key operating statistics for CVR Energy and our two operating segments for the three and twelve months ended December 31, 2010 and 2009. Select balance sheet data is as of December 31, 2010 and 2009. The summary financial data for our two operating segments does not include certain selling, general and administrative expenses and depreciation and amortization related to our corporate offices.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions, except share data)
	(unaudited)		(unaudited)
Consolidated Statement of Operations Data:
Net sales	$1,148.2	$921.9	$4,079.8	$3,136.3
Cost of product sold*	983.7	825.7	3,568.1	2,547.7
Direct operating expenses*	64.2	56.9	240.8	226.0
Selling, general and administrative expenses*	43.5	(1.5)	92.0	68.9
Net costs associated with flood	—	—	(1.0)	0.6
Depreciation and amortization	22.0	21.2	86.8	84.9

Operating income	$34.8	$19.6	$93.1	$208.2
Interest expense and other financing costs	(13.7)	(10.6)	(50.3)	(44.2)
Gain (loss) on derivatives, net	(9.3)	(2.3)	(1.5)	(65.3)
Loss on extinguishment of debt	(1.6)	(1.4)	(16.6)	(2.1)
Other income, net	1.1	0.5	3.4	2.0

Income before income tax expense (benefit)	$11.3	$5.8	$28.1	$98.6
Income tax expense (benefit)	9.0	(3.7)	13.8	29.2

Net income	$2.3	$9.5	$14.3	$69.4

* Amounts shown are exclusive of depreciation and amortization.

Basic earnings per share	$0.03	$0.11	$0.17	$0.80
Diluted earnings per share	$0.03	$0.11	$0.16	$0.80
Weighted average common shares outstanding
Basic	86,352,627	86,260,539	86,340,342	86,248,205
Diluted	87,121,094	86,369,127	86,789,179	86,342,433

	As of December 31,	As of December 31,
	2010	2009
	(in millions)
	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	$200.0	$36.9
Working capital	333.6	235.4
Total assets	1,740.2	1,614.5
Total debt, including current portion	477.0	491.3
Total CVR stockholders’ equity	689.6	653.8

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions, except per share data)
	(unaudited)		(unaudited)
Other Financial Data:
Cash flows provided by (used in) operating activities	$74.4	$(32.9)	$225.4	$85.3
Cash flows used in investing activities	(8.3)	(11.8)	(31.3)	(48.3)
Cash flows used in financing activities	(28.4)	(5.3)	(31.0)	(9.0)

Net cash flow	$37.7	$(50.0)	$163.1	$28.0

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions except per share data)
	(unaudited)		(unaudited)
Non-GAAP Measures:

Reconciliation of Net Income to Adjusted Net Income (loss):

Net Income	$2.3	$9.5	$14.3	$69.4
Adjustments:
FIFO impact (favorable) unfavorable, net of taxes (1)	(17.8)	(12.4)	(19.1)	(41.0)
Share-based compensation, net of taxes (2)	23.4	(13.0)	30.1	7.3
Loss on extinguishment of debt, net of taxes (3)	1.0	0.9	10.0	1.3
Loss on disposition of assets, net of taxes (4)	0.8	—	1.6	—
Major scheduled turnaround expense, net of taxes (5)	2.5	—	2.9	—

Adjusted net income (loss) (6)	$12.2	$(15.0)	$39.8	$37.0

Adjusted net income (loss) per diluted share	$0.14	$(0.17)	$0.46	$0.43

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions, except operating statistics)
	(unaudited)		(unaudited)
Petroleum Business Financial Results:
Net sales	$1,109.6	$883.2	$3,903.8	$2,934.9
Cost of product sold*	977.9	818.8	3,538.0	2,514.3
Direct operating expenses* (7)(8)	38.3	36.9	154.1	141.6
Net costs associated with flood	—	—	(1.0)	0.6
Depreciation and amortization	16.9	16.1	66.4	64.4

Gross profit (9)	$76.5	$11.4	$146.3	$214.0
Plus direct operating expenses*	38.3	36.9	154.1	141.6
Plus net costs associated with flood	—	—	(1.0)	0.6
Plus depreciation and amortization	16.9	16.1	66.4	64.4

Refining margin (10)	$131.7	$64.4	$365.8	$420.6
FIFO impact (favorable) unfavorable (1)	(29.6)	(20.5)	(31.7)	(67.9)

Refining margin adjusted for FIFO impact (11)	$102.1	$43.9	$334.1	$352.7

Operating income	$60.4	$9.0	$104.6	$170.2

Adjusted Petroleum EBITDA (12)	$51.1	$2.1	$154.7	$142.3

Petroleum Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin (10)	$12.30	$6.17	$8.84	$10.65
FIFO impact (favorable) unfavorable (1)	(2.76)	(1.96)	(0.77)	(1.72)
Refining margin adjusted for FIFO impact (11)	9.54	4.21	8.07	8.93
Gross profit (9)	7.15	1.09	3.54	5.42
Direct operating expenses* (7)	3.57	3.53	3.72	3.58
Direct operating expenses per barrel sold* (8)	3.07	3.20	3.32	3.21
Barrels sold (barrels per day) (8)	135,478	125,494	127,142	121,005

*	Amounts shown are exclusive of depreciation and amortization

	Three Months Ended				Twelve Months Ended
	December 31,				December 31,
	2010		2009		2010		2009
		(unaudited)			(unaudited)
Refining Throughput and Production Data:
(barrels per day)
Throughput:
Sweet	87,625	67.0%	82,862	65.8%	89,746	72.5%	82,598	68.7%
Light/medium sour	12,802	9.8%	17,768	14.1%	8,180	6.6%	15,602	13.0%
Heavy sour	15,934	12.2%	12,946	10.3%	15,439	12.5%	10,026	8.3%

Total crude oil throughput	116,361	89.0%	113,576	90.2%	113,365	91.6%	108,226	90.0%
All other feedstocks and blendstocks	14,471	11.0%	12,390	9.8%	10,350	8.4%	12,013	10.0%

Total throughput	130,832	100.0%	125,966	100.0%	123,715	100.0%	120,239	100.0%

Production:
Gasoline	66,973	51.1%	65,865	51.7%	61,136	49.1%	62,309	51.6%
Distillate	52,000	39.7%	50,111	39.3%	50,439	40.5%	46,909	38.8%
Other (excluding internally produced fuel)	12,112	9.2%	11,462	9.0%	12,978	10.4%	11,549	9.6%

Total refining production (excluding internally produced fuel)	131,085	100.0%	127,438	100.0%	124,553	100.0%	120,767	100.0%

Product price (dollars per gallon):
Gasoline	$2.20		$1.94		$2.10		$1.68
Distillate	$2.40		$2.00		$2.20		$1.68

Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$85.24		$76.13		$79.61		$62.09
Crude Oil Differentials:
WTI less WTS (light/medium sour)	2.71		2.07		2.15		1.53
WTI less WCS (heavy sour)	16.08		11.43		15.07		9.57
NYMEX Crack Spreads:
Gasoline	8.03		5.20		9.62		9.05
Heating Oil	14.00		7.46		10.53		8.03
NYMEX 2-1-1 Crack Spread	11.01		6.33		10.07		8.54
PADD II Group 3 Basis:
Gasoline	(1.64)		(0.62)		(1.49)		(1.25)
Ultra Low Sulfur Diesel	0.34		(0.45)		1.35		0.03
PADD II Group 3 Product Crack:
Gasoline	6.39		4.58		8.13		7.81
Ultra Low Sulfur Diesel	14.34		7.01		11.88		8.06
PADD II Group 3 2-1-1	10.36		5.80		10.01		7.93

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
		(in millions, except as noted)
	(unaudited)		(unaudited)
Nitrogen Fertilizer Business Financial Results:
Net sales	$39.4	$39.3	$180.5	$208.4
Cost of product sold*	6.7	7.5	34.3	42.2
Direct operating expenses*	25.9	20.1	86.7	84.5
Net cost associated with flood	—	—	—	—
Depreciation and amortization	4.6	4.7	18.5	18.7

Operating income (loss)	$(9.7)	$7.0	$20.4	$48.9

Adjusted Nitrogen Fertilizer EBITDA (12)	$7.5	$9.1	$52.8	$70.8

Nitrogen Fertilizer Key Operating Statistics:

Production (thousand tons):
Ammonia (gross produced) (13)	69.9	111.8	392.7	435.2
Ammonia (net available for sale) (13)	37.7	39.3	155.6	156.6
UAN	77.8	176.6	578.3	677.7

Petroleum coke consumed (thousand tons)	84.5	123.1	436.3	483.5
Petroleum coke (cost per ton)	$8	$15	$17	$27

Sales (thousand tons):
Ammonia	49.4	34.4	164.7	159.9
UAN	73.8	177.1	580.7	686.0

Total sales	123.2	211.5	745.4	845.9

Product pricing (plant gate) (dollars per ton) (14):
Ammonia	$491	$303	$361	$314
UAN	$171	$132	$179	$198

On-stream factors (15):
Gasification	68.8%	98.9%	89.0%	97.4%
Ammonia	67.3%	98.1%	87.7%	96.5%
UAN	47.1%	96.7%	80.8%	94.1%

Reconciliation to net sales (dollars in millions):
Freight in revenue	$2.4	$5.3	$17.0	$21.3
Hydrogen revenue	0.1	0.2	0.1	0.8
Sales net plant gate	36.9	33.8	163.4	186.3

Total net sales	$39.4	$39.3	$180.5	$208.4

Market Indicators:
Natural gas NYMEX (dollars per MMBtu)	$3.97	$4.93	$4.38	$4.16
Ammonia — Southern Plains (dollars per ton)	$606	$302	$437	$306
UAN — Mid Cornbelt (dollars per ton)	$331	$198	$266	$218

*	Amounts shown are exclusive of depreciation and amortization

(1)	First-in, first-out (“FIFO”) is the Company’s basis for determining inventory value on a Generally Accepted Accounting Principles (“GAAP”) basis. Changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. The FIFO impact is calculated based upon inventory values at the beginning of the accounting period and at the end of the accounting period. In order to derive the FIFO impact per crude oil throughput barrel, we utilize the total dollar figures for the FIFO impact and divide by the number of crude oil throughput barrels for the period. Below is the gross and tax affected FIFO impact for the applicable periods:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions)
	(unaudited)		(unaudited)
Petroleum:
FIFO impact (favorable) unfavorable	$(29.6)	$(20.5)	$(31.7)	$(67.9)
Income tax expense (benefit) of FIFO	11.8	8.1	12.6	26.9

FIFO impact (favorable) unfavorable, net of taxes	$(17.8)	$(12.4)	$(19.1)	$(41.0)
(2)	The Company has two classifications for share-based compensation awards. Phantom Unit Plan awards are accounted for as liability based awards. In accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) ASC 718, Compensation — Stock Compensation, the expense associated with these awards is based on the current fair value of the awards. These awards are remeasured at each reporting date until the awards are settled in their entirety. Certain override unit awards became fully vested in the second quarter of 2010; therefore, no expense was recognized for these awards beginning in the third quarter of 2010. Override unit awards are accounted for as equity-classified awards using the guidance for non-employee awards prescribed by FASB ASC 323. ASC 323 includes guidance for the proper accounting by an investor for stock-based compensation granted to employees of an equity method investee. In addition, guidance set forth in FASB ASC 505, provides the treatment related to accounting for equity investments that are issued to other than employees for acquiring, or in conjunction with selling goods or services. In accordance with that guidance, the expense associated with these awards is based on the current fair value of the awards. These awards are remeasured at each reporting date until the awards are vested (when the performance commitment is reached). The value of all of these awards can fluctuate significantly between periods. Non-vested common stock awards are accounted for as equity-classified awards using the guidance provided by ASC 718. Non-vested common stock awards upon issuance typically vest over a three year period. Non-vested shares, when granted, are valued at the closing market price of CVR’s common stock on the date of issuance and amortized to compensation expense on a straight-line basis over the vesting period of the award. The compensation expense associated with our Phantom Unit Plan, override units and non-vested common stock awards is recorded in direct operating expenses, selling, general and administration expenses and other income. Below is a breakdown of the expense by Statement of Operations caption and by business segment.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions)
	(unaudited)		(unaudited)
Share-based compensation recorded in direct operating expenses:
Petroleum	$0.6	$(0.4)	$0.8	$(0.3)
Nitrogen	0.6	(0.4)	0.7	0.2
Corporate	—	—	—	—

	$1.2	$(0.8)	$1.5	$(0.1)

Share-based compensation recorded in selling, general and administrative expenses:
Petroleum	$8.5	$(4.7)	$10.7	$(3.4)
Nitrogen	7.1	(2.2)	8.3	3.0
Corporate	12.6	(8.9)	17.2	9.3

	$28.2	$(15.8)	$36.2	$8.9

Share-based compensation recorded in other income	(0.5)	—	(0.5)	—

Total share-based compensation	$28.9	$(16.6)	$37.2	$8.8
Income tax expense (benefit) of share- based compensation	(5.5)	3.6	(7.1)	(1.5)

Share-based compensation, net of taxes	$23.4	$(13.0)	$30.1	$7.3
(3)	In January 2010, we made a voluntary unscheduled principal payment of $20.0 million on our tranche D term loans. In addition, we made a second voluntary unscheduled principal payment of $5.0 million in February 2010. In connection with these voluntary prepayments, we paid a 2.0% premium totaling $0.5 million to the lenders of our first priority credit facility. In April 2010, we paid off the remaining $453.0 million tranche D term loans. This payoff was made possible by the issuance of $275.0 million aggregate principal amount of 9.0% First Lien Senior Secured Notes due 2015 (the “First Lien Notes”) and $225.0 million aggregate principal amount of 10.875% Second Lien Senior Secured Notes due 2017 (the “Second Lien Notes” and together with the First Lien Notes, the “Notes”). In connection with the payoff, we paid a 2.0% premium totaling approximately $9.1 million. In addition, previously deferred financing costs totaling approximately $5.4 million associated with the first priority credit facility term debt were also written off at that time. The Company also recognized approximately $0.1 million of third party costs at the time the Notes were issued. Other third party costs incurred at the time were deferred and are being amortized over the respective terms of the Notes, unless settled in advance of the respective Notes’ maturity. In December 2010, we made a voluntary unscheduled prepayment on our First Lien Notes resulting in a premium payment of 3.0% and a partial write-off of previously deferred financing costs and unamortized original issue discount totaling $1.6 million, which was recognized as a loss on extinguishment of debt in our Consolidated Statements of Operations. The loss on extinguishment of debt for the year ended December 31, 2009, is the result of the write-off of previously deferred financing costs associated with the reduction and eventual termination of the first priority funded letter of credit facility issued in support of the Cash Flow Swap. Below is the gross and tax affected loss on extinguishment of debt for the applicable periods:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions)
	(unaudited)		(unaudited)
Loss on extinguishment of debt	$1.6	$1.4	$16.6	$2.1
Income tax (benefit) of loss on extinguishment of debt	(0.6)	(0.5)	(6.6)	(0.8)

Loss on extinguishment of debt, net of taxes	$1.0	$0.9	$10.0	$1.3
(4)	During the fourth quarter of 2010, the Company wrote-off approximately $1.4 million of assets in connection with the biennial major scheduled turnaround completed by the nitrogen fertilizer business. During the second quarter of 2010, the Company wrote-off an amount associated with a capital project. Below is the gross and tax affected impact of the write-offs:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions)
	(unaudited)		(unaudited)
Loss on disposition of assets	$1.4	$—	$2.7	$—
Income tax (benefit) of loss on disposition of assets	(0.6)	—	(1.1)	—

Loss on disposition of assets, net of taxes	$0.8	$—	$1.6	$—
(5)	Represents expenses associated with a major scheduled turnaround for the nitrogen fertilizer plant and refinery.

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions)
	(unaudited)		(unaudited)
Major schedule turnaround expense	$4.2	$—	$4.8	$—
Income tax (benefit) of turnaround expense	(1.7)	—	(1.9)	—

Major scheduled turnaround expense, net of taxes	$2.5	$—	$2.9	$—
(6)	Adjusted net income results from adjusting net income for items that the Company believes are needed in order to evaluate results in a more comparative analysis from period to period. For the three and twelve months ended December 31, 2010 and 2009, these items included the Company’s impact of the accounting for its inventory under FIFO, loss on extinguishment of debt, share-based compensation, loss on disposition of assets and major scheduled turnaround expenses. Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

(7)	Direct operating expense is presented on a per crude oil throughput basis. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of crude oil throughput barrels for the period to derive the metric.

(8)	Direct operating expense is presented on a per barrel sold basis. Barrels sold are derived from the barrels produced and shipped from the refinery. We utilize the total direct operating expenses, which does not include depreciation or amortization expense, and divide by the applicable number of barrels sold for the period to derive the metric.

(9)	In order to derive the gross profit per crude oil throughput barrel, we utilize the total dollar figures for gross profit as derived above and divide by the applicable number of crude oil throughput barrels for the period.

(10)	Refining margin per crude oil throughput barrel is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of product sold exclusive of depreciation and amortization) can be taken directly from our Statement of Operations. Our calculation of refining margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.
(11)	Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Under our FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of our crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating our refinery’s performance as a general indication of the amount above our cost of product sold (taking into account the impact of our utilization of FIFO) that we are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
(12)	Adjusted Petroleum and Nitrogen Fertilizer EBITDA represents operating income adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, loss on disposition of assets, major scheduled turnaround expenses, realized gain (loss) on derivatives, net, depreciation and amortization and other income (expense). Adjusted EBITDA by operating segment results from operating income by segment adjusted for items that we believe are needed in order to evaluate results in a more comparative analysis from period to period. Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income as a measure of performance but should be utilized as a supplemental measure of performance in evaluating our business. Management believes that adjusted EBITDA by operating segment provides relevant and useful information that enables investors to better understand and evaluate our ongoing operating results and allows for greater transparency in the reviewing of our overall financial, operational and economic performance. Below is a reconciliation of operating income to adjusted EBITDA for the petroleum and nitrogen fertilizer segments for the three and the twelve months ended December 31, 2010 and 2009:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions)
	(unaudited)		(unaudited)
Petroleum:
Petroleum operating income (loss)	$60.4	$9.0	$104.6	$170.2
FIFO impacts (favorable), unfavorable	(29.6)	(20.5)	(31.7)	(67.9)
Share-based compensation	9.1	(5.1)	11.5	(3.7)
Loss on disposition of assets	—	—	1.3	—
Major scheduled turnaround expenses	0.7	—	1.2	—
Realized gain (loss) on derivatives, net	(6.4)	2.6	0.7	(21.0)
Depreciation and amortization	16.9	16.1	66.4	64.4
Other income (expense)	—	—	0.7	0.3

Adjusted Petroleum EBITDA	$51.1	$2.1	$154.7	$142.3

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(in millions)
	(unaudited)		(unaudited)
Nitrogen Fertilizer:
Nitrogen fertilizer operating income (loss)	$(9.7)	$7.0	$20.4	$48.9
Share-based compensation	7.7	(2.6)	9.0	3.2
Loss on disposition of assets	1.4	—	1.4	—
Major scheduled turnaround expenses	3.5	—	3.5	—
Depreciation and amortization	4.6	4.7	18.5	18.7
Other income (expense)	—	—	—	—

Adjusted Nitrogen Fertilizer EBITDA	$7.5	$9.1	$52.8	$70.8
(13)	The gross tons produced for ammonia represent the total ammonia produced, including ammonia produced that was upgraded into UAN. The net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(14)	Plant gate sales per ton represent net sales less freight and hydrogen revenue divided by product sales volume in tons in the reporting period. Plant gate pricing per ton is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(15)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period. Excluding the impact of the downtime associated with the Linde air separation unit outage, the rupture of a high-pressure UAN vessel and the major scheduled turnaround, the on-stream factors for the three months ended December 31, 2010, would have been 96.5% for gasifier, 95.3% for ammonia and 99.4% for UAN and the on-stream factors for the twelve months ended December 31, 2010, would have been 97.6% for gasifier, 96.8% for ammonia and 96.1% for UAN. There were no adjusting events to the on-stream factors for the three months ended December 31, 2009. Excluding the impact of the Linde air separation unit outage, the on-stream factors for the twelve months ended December 31, 2009, would have been 99.3% for gasifier, 98.4% for ammonia and 96.1% for UAN.
Use of Non-GAAP Financial Measures
To supplement the actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP measures as discussed above, which are adjusted for GAAP-based results. The use of non-GAAP adjustments are not in accordance with or an alternative for GAAP. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.